UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MAY 13, 2011

3POWER ENERGY GROUP INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

011 44 203 318 2995
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note:

This Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) is being filed by 3Power Energy Group Inc. (the “Company”) to (i) supplement and provide further details related to the disclosures contained in the Current Report on Form 8-K filed by the Company on May 13, 2011 and (ii) file the consolidated financial statements (audited) and audit reports thereto for Seawind Energy Limited and Seawind Services Limited with regard to the fiscal years ended March 31, 2010 and March 31, 2009, respectively and the unaudited financial statements for Seawind Energy Limited and Seawind Services Limited for the nine-month interim period ended December 31, 2010, together with the pro forma financial statements of the Company giving effect to the acquisitions of Seawind Energy Limited and Seawind Services Limited on May 13, 2011.

Item 1.01:	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 13, 2011, 3Power Energy Group Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Seawind Energy Limited (“Seawind Energy”), Seawind Services Limited (“Seawind Services,” and together with Seawind Energy, the “Seawind Companies”) and the shareholders of Seawind Energy (the “Seawind Group Shareholders” and together with the Company, and the Seawind Companies, the “Parties”).  The Company has acquired Seawind Energy, and its wholly owned subsidiary Seawind Services, from the Seawind Group Shareholders in exchange for the issuance of 40,000,000 restricted shares of the Company’s common stock (such acquisition is referred to herein as the “Seawind Acquisition”).  The valuation for purposes of such acquisition was determined to be $2,400,000 on the basis of an understanding between the Company and the representatives of the Seawind Companies as of January 25, 2011, with the number of shares to be issued thereof calculated by reference to the publicly quoted closing price of the Company’s Common Stock on January 25, 2011.

The Seawind Companies have become wholly owned subsidiaries of the Company.  The Stock Purchase Agreement contains conventional provisions for restricted share transactions, including customary representations and warranties given by the Seawind Group Shareholders regarding the authority to execute the Stock Purchase Agreement, valid ownership and transferable title to their shares which are unencumbered, free and clear of third party claims or conflicts contingent or otherwise, and that no consent of any party is necessary or required to effectuate the transfer.  In addition, the Seawind Group Shareholders made representations and warranties which the Company has relied upon for purposes of assessing and determining the validity of the exemption of the share issuances from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

In anticipation of the closing of the Stock Purchase Agreement, the Company changed its name to 3Power Energy Group Inc. and increased its authorized share capital to 300,000,000 shares.

Facilitation Agreement

The Company has arranged with Viewpoint Investments Corp. (“Viewpoint”) to pay a $1,000,000 fee, to be paid in Company Common Stock, payable upon the closing of the acquisition of the Seawind Companies (the “Facilitation Agreement”) which occurred on May 13, 2011.  Pursuant to the Facilitation Agreement, the Company has issued 19,607,843 restricted shares of the Company’s common stock to Viewpoint in consideration for services rendered to the Company. Viewpoint assisted and advised the Company with respect to identifying, negotiating and closing the transaction with the Seawind Group of Companies.  The consideration paid to Viewpoint by the Company was deemed to be fair and reasonable by our Board of Directors with respect to the creation and enhancement of share value for all shareholders responsive to the acquisition of Seawind Energy and Seawind Services due to the efforts of Viewpoint.  The number of shares issued to Viewpoint was calculated by reference to 85% of the publicly quoted closing price of the Company’s Common Stock on January 25, 2011.

Item 2.01:	Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on May 13, 2011, the Parties entered into the Stock Purchase Agreement, pursuant to which the Company has acquired Seawind Energy in exchange for 40,000,000 shares of the Company’s common stock.  The information set forth in Item 1.01 of this Current Report on Form 8-K (such Current Report on Form 8-K is referred to herein as this “Report”) is incorporated by reference into this Item 2.01.  Seawind Energy’s sole asset consists of all of the issued and outstanding shares of its subsidiary, Seawind Services (Seawind Energy also owns the shares of another entity, which is being dissolved).  Seawind Services is a party to agreements to provide services for the development and realization of wind power projects and the design of wind turbine generating equipment, including engineering, procurement, construction of projects, project development and project management.

Item 3.02:	Unregistered Sale of Equity Securities

Shares issued to Seawind Group Shareholders

The information set forth in Item 1.01 of this Report is incorporated by reference into this Item 3.02. The Company has acquired Seawind Energy, and its wholly owned subsidiary Seawind Services from the Seawind Group Shareholders in exchange for the issuance of 40,000,000 restricted shares of the Company’s common stock.  The valuation for purposes of such acquisition was determined to be $2,400,000 on the basis of an understanding between the Company and the representatives of the Seawind Companies as of January 25, 2011, with the number of shares to be issued thereof calculated by reference to the publicly quoted closing price of the Company’s Common Stock on January 25, 2011.

The Seawind Acquisition was made in reliance upon the exemption from Securities Act registration provided by Section 4(2) of the U.S. Securities Act, and the rules and regulations promulgated thereunder, including Rule 903 of Regulation S.  The Seawind Group Shareholders are not a U.S. person (as such term is defined in Rule 902(k) of Regulation S).

Shares Issued Pursuant to Facilitation Agreement

The information set forth in Item 1.01 of this Report with respect to the Facilitation Agreement is incorporated by reference into this Item 3.02. The Company has entered into the Facilitation Agreement described above, and in connection therewith, the Company has issued 19,607,843 restricted shares of the Company’s common stock to Viewpoint.  The issuance of these shares was made in reliance upon the exemption from Securities Act registration provided by Section 4(2) of the U.S. Securities Act, and the rules and regulations promulgated thereunder, including Rule 903 of Regulation S.  Viewpoint is not a U.S. person (as such term is defined in Rule 902(k) of Regulation S).

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Riccardo Valentini to the Board and as Vice President of Project Development

Effective as of May 13, 2011, Riccardo Valentini has been appointed as a member of the Company’s Board and as Vice President of Project Development.  Mr. Valentini is affiliated with CR&P Holding S.p.A., an Italian investment group which has provided a $50 million credit facility to the Company.  From August 2008 through the present Mr. Valentini has served as a managing partner of CRP Merchant Corporation in the areas of investment banking, mergers and acquisitions.  Mr. Valentini has primarily worked on development of energy assets with particular focus on energy production and storage in Dominican Republic, Italy, Mexico, Peru and Panama.  From June of 2007 through August 2008 Mr. Valentini was employed by Credit Suisse Private Banking in Zurich, Switzerland where he was responsible for developing assets under management for international clients.  From 2003 through 2007 Mr. Valentini worked as an independent financial advisor in Milan, Italy for international private clients.  From 2001 through 2003 Mr. Valentini was employed by UBS, New York, where he headed the Italian Desk Team and also served as head of the Sport and Entertainment Advisory Group.

The Company has determined that Mr. Valentini’s extensive experience in finance and as a businessman, and his professional knowledge of management of energy facilities and energy assets, has provided him with the skills and contacts necessary to serve as an officer and director and to provide related services to the Company.

Appointment of Dimitris Kazantzis to the Board and as Chief Engineering Officer

Effective as of May 13, 2011, Dimitris Kazantzis has been appointed as a member of the Company’s Board and as Chief Engineering Officer.

Mr. Kazantzis has served as the co-founder, chief executive officer and engineering director of Hellenic Technologies Ltd., a company organized in Greece (“Hellenic Technologies”) since 1988.  He has over 25 years experience in complete development cycles (from the design stage to production/commissioning) for products and systems projects in Europe, South East Asia and the Gulf States.  Prior to such positions, he worked in the food industry and defense sectors in various capacities.  Mr. Kazantzis is a chartered Mechanical Engineer, with a degree from Patras University in Greece in 1983. On March 29, 2010 the Company entered into a Frame Agreement (the “Hellenic Frame Agreement”) with Hellenic Technologies.  Pursuant to the Hellenic Frame Agreement, Hellenic Technologies shall supply the Company with materials and services based on work orders delivered by the Company from time to time, in accordance with the terms and conditions of the Hellenic Frame Agreement. The companies affiliated with Mr. Kazantzis may also enter into additional agreements with the Company to provide engineering, construction and procurement services for various projects.

The Company has determined that Mr. Kazantzis’ extensive experience as an engineer and businessman, and his knowledge of construction and procurement, has provided him with the skills and contacts necessary to serve as an officer and director and to provide related services to the Company.

Appointment of Antonio Conte to the Board

Effective as of May 13, 2011, Antonio Conte has been appointed as a member of the Company’s Board.  From 2007 to the present, Mr. Conte has been affiliated with CR&P Holding S.p.A. and its predecessors, an Italian investment group which has provided a $50 million credit facility to the Company.   CR&P Holding S.p.A. is a diversified investment company based in Rome, Italy, with portfolio holdings in real estate and renewable energy with recent asset valuations in excess of 323 million Euros. From 2006 through 2007, Mr. Conte was affiliated with Real Estate Ltd., an Italian real estate holding and service company with significant investments and property management activities in Italy.  From 2000 through 2006, Mr. Conte was the principal of New Veneta SpA, a service company with headquarters in Milan, which pursuant to acquisitions of service companies grew to have over one thousand employees and an annual turnover of approximately fifteen million Euros.  Mr. Conte holds a Doctor of Laws degree from the University Federico II of Naples, Italy.

The Company has determined that Mr. Conte’s extensive experience in finance and as businessman, and his knowledge of construction and procurement, has provided him with the skills and contacts necessary to serve as a director of the Company.

Compensation of Officers and Directors

Toby Durrant, Chief Investment Officer, Acting Chief Executive Officer, Acting Chief Financial Officer and Director

Mr. Durrant shall receive a base salary of $150,000 per year, plus customary benefits as well as stock options and bonuses based upon (i) the amount of capital Mr. Durrant is able to raise and (ii) certain milestones to be reached, in each case in amounts as to be mutually determined by the Company and Mr. Durrant.   In addition, Mr. Durrant shall be compensated for his services as a director in the amount of $2,000 per month, plus an option grant to purchase 50,000 shares of the Company’s common stock with an exercise price per share equal to the market value of the Company’s common stock per share on the date of such grant.  Mr. Durrant expects to allocate substantially all of his professional time to his service as an officer of the Company.

Riccardo Valentini, Director and Vice President of Project Development

Mr. Valentini shall receive a base salary of $150,000 per year, plus customary benefits and bonuses in amounts to be determined by the Board.  In addition, Mr. Valentini shall be compensated for his services as a director in the amount of $2,000 per month, plus an option grant to purchase 50,000 shares of the Company’s common stock with an exercise price per share equal to the market value of the Company’s common stock per share on the date of such grant.  Mr. Valentini will remain a partner of CRP Merchant Corporation, however, Mr. Valentini will devote substantially all of his professional time to his service as an officer of the Company.

Dimitris Kazantzis, Director and Chief Engineering Officer

Mr. Kazantzis shall receive a base salary of $150,000 per year, plus customary benefits and bonuses in amounts to be determined by the Board.  In addition, Mr. Dimitris Kazantzis shall be compensated for his services as a director in the amount of $2,000 per month, plus an option grant to purchase 50,000 shares of the Company’s common stock with an exercise price per share equal to the market value of the Company’s common stock per share on the date of such grant.  Mr. Kazantzis will remain affiliated with Hellenic Technologies, however, Mr. Kazantzis will devote substantially all of his professional time to his service as an officer of the Company.

Antonio Conte, Director

Mr. Conte shall be compensated for his services as a director in the amount of $2,000 per month, plus an option grant to purchase 50,000 shares of the Company’s common stock with an exercise price per share equal to the market value of the Company’s common stock per share on the date of such grant.

Compensation of Officers of Seawind Services

James Wilson, Chief Executive Officer of Seawind Services

Mr. James Wilson shall receive a base salary of $250,000 per year, plus customary benefits and bonuses in amounts to be determined by the Board.  Mr. Wilson will devote substantially all of his professional time to his service as an officer of Seawind Services.

Timothy Adams, Chief Operating Officer of Seawind Services

Mr. Timothy Adams shall receive a base salary of $250,000 per year, plus customary benefits and bonuses in amounts to be determined by the Board.  Mr. Adams will devote substantially all of his professional time to his service as an officer of Seawind Services.

Item 5.03:	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change in Fiscal Year End

On May 13, 2011 the Board approved a change in the Company’s fiscal year end from December 31st to March 31st.

Amendment to By-Laws

In addition, effective as of May 13, 2011, the Board has approved the following amendment to the Company’s By-Laws:

Article I, Section 10 of the Company’s By-Laws is deleted in its entirety and replaced with the following:

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by shareholders holding a majority of the shares entitled to vote with respect to the subject matter thereof.

Item 5.06:	Change in Shell Company Status.

As a result of the Seawind Acquisition, the Company is no longer a “shell company” as such term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  Accordingly, we are providing below the information herein that would be included in a Form 10.

In this Report, we rely on and refer to information and statistics regarding our industry that we have obtained from a variety of sources. Some of this information is publicly available and has not been specifically prepared for us for use in this report or otherwise. Although we believe that this information is generally reliable, we cannot guarantee, nor have we independently verified, the accuracy and completeness of such third party information.

FORM 10 DISCLOSURES

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made in this Current Report on Form 8-K (this “Report”) and in other reports and documents published by us from time to time. Any statements about our beliefs, plans, objectives, expectations, assumptions, future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,” “projection,” “outlook” and the like, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, as we issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned to carefully read all “Risk Factors” set forth under Item 1A and not to place undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments, except as required by the Exchange Act. New factors emerge from time to time, and it is not possible for us to predict which will arise or to assess with any precision the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Unless otherwise provided in this Report, references to the “Company,” “3Power Energy Group,” the “Registrant,” the “Issuer,” “we,” “us,” and “our” refer to 3Power Energy Group Inc. (formerly known as Prime Sun Power Inc.).

SPECIAL NOTE REGARDING VOLUNTARY FILER STATUS

The Company is a “voluntary filer” with the U.S. Securities and Exchange Commission. This means that the Company is not required to file Current and Periodic Reports with the U.S. Securities and Exchange Commission. The Company is not a fully reporting company that is subject to review under Section 408 of the Sarbanes-Oxley Act of 2002. Furthermore, the Company is not subject to the going private rules and certain tender offer regulations, and the beneficial holders of the Company’s securities do not need to report on acquisitions or depositions of the Company’s securities or their plans regarding their influence and control over the Company. Therefore the Company’s status as a voluntary filer reduces investors’ rights to access significant information regarding the Company and its controlling shareholders.

The Company’s voluntary filer status may lead to its removal from the over the counter bulletin board, as Rule 6530 of the Financial Industry Regulatory Authority provides that issuers must be required to file reports pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 in order to remain listed.

Item 1.	Business

Corporate Information

3Power Energy Group Inc. was incorporated in the State of Nevada on December 18, 2002, as ATM Financial Corp.  On November 10, 2006, the then-serving President and Chief Executive officer resigned to pursue other interests. We suspended all prior business plans as of that date. During the first quarter of the year ended December 31, 2008, we began considering a new business model involving solar power and other renewable energies.  On April 1, 2008, we changed our name from “ATM Financial Corp.” to “Prime Sun Power Inc.”  On April 15, 2008, the Company changed its stock symbol from “AFIC” to “PSPW.” The Company’s common stock is traded on the National Association of Securities Dealers Inc.’s over-the-counter bulletin board.  On March 30, 2011, the Company changed its name to 3Power Energy Group Inc.

The Company’s address is 100 Wall Street, 21st Floor, New York, NY 10005. The Company’s telephone number is 011 44 203 318 2995.

The Business

The principle business of Company is to sell electricity generated by solar, wind, hydro, biomass and other renewable energy resources and to develop, build and operate power plants based on these technologies.  The core approach of the Company’s business is to deliver energy in markets where there is an inherent energy gap between supply and demand or where there exists long term, stable, government backed financial support for the development of renewable energy.  The strategic plan of the Company is to develop power plants and sell electricity in mature and emerging international energy markets at secure rates with the highest potential margins for return on investment.

Transaction with the Seawind Companies

The Company’s management and the Seawind Companies management determined that an acquisition of the Seawind Companies would be advantageous to all parties.  Prior to the date of this Report, 3Power Energy Group was a development stage business planning to provide solar power and other renewable energies.  3Power Energy Group anticipated that we would do business mainly in Europe, and that our Company will operate solar photovoltaic power plants for which power is produced for sale to local or regional electrical grids.  Following the Seawind Acquisition, we have determined to expand the scope of our activity to develop and operate wind power plants in Asia, South America (particularly Chile) and Europe, hydropower plants in Eastern Europe, Latin America and Asia, and biomass power plants in locations to be determined.

The Seawind Acquisition provides a highly experienced technical, commercial and construction management resource which will be dedicated solely to the implementation of the 3Power Energy Group’s business strategy. This will substantially reduce dependency on third party services and provide for the optimization of project delivery and operational performance as well as direct project cost benefits from having an integrated project inception, execution and operation capability in house.

As a result of the Seawind Acquisition, the Company has refined its plans and added new and experienced management with an excellent track record.  Seawind Services provides services for the development and realization of wind power projects and the design of wind turbine generating equipment, including engineering, procurement, construction of projects, project development and project management.  Seawind Services will balance a run down of its current open market business with the ramp up of support to the implementation of 3Power Energy Group’s asset portfolio, finally becoming active solely on the 3Power Energy Group’s core business.

Seawind Services has operated in China (project management of a wind turbine design and turbine component delivery), Latin America (wind project feasibility, development, engineering, construction, operation and maintenance), Pakistan (mining related wind project feasibility), Singapore (wind project feasibility studies) and Thailand (wind project feasibility studies).

Previous customers of Seawind Services have included:

•	Barrick Gold

•	Ingeneria Seawind Sudamerica Limitada

•	Tethyan Copper Company

Past projects include the procurement, installation, commissioning, operations and maintenance of a high altitude 2MW class wind turbine for a remote mining facility in Argentina, the engineering, procurement and commissioning of a 20MW wind project at Punta Colorada in Chile, the technical development of almost 1500MW of wind projects in Chile and the procurement and commissioning of 1.2MW of wind diesel hybrid capacity for a mine operation in Patagonia. Seawind Services has also project managed the design and prototype procurement process for a new 2MW wind turbine to be manufactured in China by a sino-western joint venture which includes a state owned enterprise. This project is still ongoing.

Current customers of Seawind Services are:

•	Guangzhou Seawind – GZ Wind Energy Solutions Co. Ltd.

•	Guangzhou Guangzhong Enterprise Group Corporation

•	China Tianyun New Energy Technology Co. Ltd

Following the merger with 3Power Energy Group and as stated above, Seawind Services will complete its existing external contract commitments and move to become the internal provider of EPC/engineering/project management/operations and maintenance services to 3Power Energy Group.  No further external contracting engagements with third parties will be sought in the general market by Seawind Services.  Prior to the closing of the Stock Purchase Agreement, Seawind Services entered into an agreement to provide project management and engineering services to 3Power Energy Group for the development of two wind farm projects in Chile.  Seawind Services plans to provide project management and engineering services to 3Power Energy Group for hydro and solar projects in Albania, Italy and Greece.

Customers

The prior customers of Seawind Services are described above.  Future customers are anticipated to be derived through renewable energy projects in Europe and South America, commencing with prospective projects in Chile.  In addition, the Company has established excellent relationships and strong networks with global financial institutions and industry leaders who represent the Company’s major potential customers.  Through the Seawind acquisition, the Company has established a strong presence in the core target energy markets in Latin America and links to major industrial and utility-based potential customers with respect to the sale of electrical power attributable to renewable resources.

Management

Effective as of the closing of the Seawind Acquisition, James Wilson and Timothy Adams, who have served as officers and directors of the Seawind Companies, will continue to hold such positions at the Company’s subsidiaries.  Toby Durrant continues to serve as the Company’s Chief Investment Officer, Acting Chief Executive Officer, Acting Chief Financial Officer and as a Director.  Mr. Dimitris Kazantzis has been appointed Chief Engineering Officer and director.  In addition, Mr. Riccardo Valentini has been appointed Vice President of Project Development and as a director and Mr. Antonio Conte has been appointed as a director.  The Company believes that it now has a world-class management team assembled with significant depth and breadth of expertise to fully implement and execute the Company’s business plans.

Sales and Marketing

The Company has established excellent relationships and strong networks with financial institutions and industry leaders who represent the Company’s major potential customers for the renewable energy the Company intends to supply to the global market. Through the Seawind Acquisition, the Company has a strong presence in core energy markets in Latin America and links to major potential customers in both industrial and utility sectors with respect to the sale of electrical power. The Company plans to appoint public relations agency to support market awareness and the Company plans to apply for listing on the NASDAQ Stock Market.

Credit Facility

On March 10, 2011, the Company entered into a Financing and Security Agreement with CR&P Holding S.p.A., an Italian investment group, with respect to a $50 million credit facility.  The Company intends to use the credit facility to finance photovoltaic, wind and hydro power plant development projects and prospective acquisitions in Italy, France, Greece, Turkey, Albania and Chile.  The proceeds of the credit facility will principally be utilized to finance the equity portion of the first projects from the Company’s existing pipeline as well as to cover some of the Company’s operational expenses and predevelopment costs.

The credit facility is being made available to the Company at a fixed rate of 5% per annum for a period of 10 years. In addition, the lender will also receive 20% of the annual net profits derived from each project for the duration of the credit facility.  The credit facility will be secured by the assets of each special purpose project subsidiary holding company. Each draw on the credit facility by the Company will be subject to customary due diligence by the lender.  The Company’s management is coordinating with CR&P in regard to project details with respect to use of credit facility proceeds in order to finalize disbursement plans.  The credit facility will be activated as and when the Company and CR&P agree upon the use of proceeds for the selected projects.

Intellectual Property

The Company has no intellectual property at the present time, other than the proprietary know-how of management.

Government Regulation

The Company is planning on commencing operation of solar power plants, wind farm plants, hydroelectric power plants and biomass power plants throughout the world. Such operations will be subject to extensive national and local regulation at each location in which we will operate, both prior to and after commencing operations.

In particular, the Company solar power plant transactions in Italy will require the Company to comply with Italian regulations relating to the continuing operation of a solar power park.  The Company intends to sell the electrical power it generates in Italy through the Italian power company Ente Nazionale per l'Energia eLettrica (Enel).  The Company will require approval from certain government authorities in order to connect to Italy’s National Electricity Transmission Grid.  The generation of electricity in Italy is regulated by the Autorità per l'energia elettrica e il gas (the Italian Regulatory Authority for Electricity and Gas).  Once an operational solar power plant has been constructed in Italy, the Company will require the approval of the Gestore dei Servizi Elettrici (GSE) in order to receive production incentives for solar power.  The GSE is a publicly-owned company which promotes and supports renewable energy in Italy.  Over the past five years, Italy has had some of the world’s most generous incentives for the construction of solar power plants, and continues to have relatively high incentives.

The Company expects to be subject to significant levels of regulation in all other countries in which it undertakes operations in the future, including but not limited to Chile, where the Company expects to commence wind power projects during the foreseeable future.  In the process of developing and operating wind power plants in Chile, the Company will need to produce environmental studies, including DIA’s (declaración de Impacto Ambiental) or EIA’s (Estudio de Impacto Ambiental) for approval by CONAMA (Comision Nacional del Medio Ambiente), gain approval for modifications to roads from the MOP (Ministerio Obras Publicas), send notification letters to CNE (Comisión Nacional de Energia), CDEC (Centros de Despacho Económico de Carga de Chile) and SEC (Superintendencia de Electricidad y Combustibles).  Technical studies are required by CDEC to meet technical norms and a connection agreement is needed with the relevant distribution or transmission company.

Financing Agreement with CRG Finance AG

On March 2, 2010, the Company entered into a Financing Agreement (the “Financing Agreement”) with CRG Finance AG (“CRG Finance”).  Pursuant to the Financing Agreement, CRG Finance loaned the Company a total of 470,000 Euros.  In further consideration for the making of this loan, the Company agreed to transfer 20% of the Company’s rights to its net profits to be made in the in the event of sale of PSP Italian S.r.l. to GPR, however, the Company does not currently expect to proceed with such sale.

The Company has issued a senior promissory note to CRG Finance in the amount of 470,000 Euros. The principal of the note, along with interest at an annual rate of seven and one half percent, is due within thirty days of demand.

The Company has utilized these 470,000 Euros in the identification of potential locations for the development of solar facilities.  The Company has identified locations which the Company believes are commercially viable for the operation of solar power projects.  The locations the Company has identified are in Southern Italy in the Puglia Region, including the provinces of Lecce, Foggia, Taranto and Brindisi. The rights to utilize these lands have been secured by the Company’s local partners through land options. The relevant local authorities are currently reviewing the grant of permits for these properties. When permits are granted by such authorities, the Company will be permitted to commence the development of these locations once the necessary funds are raised. The process of developing these locations will take approximately three to four months.

Where You Can Find More Information

The Company is a “voluntary reporting company.” We expect to continue to file annual, quarterly and other requisite filings with the U.S. Securities and Exchange Commission (the “SEC”).  Members of the public may read and copy any materials which we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Members of the public may obtain additional information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, as well as other information regarding issuers that file electronically with the SEC. This site is located at http://www.sec.gov.

We maintain an Internet website at www.primesunpower.com . In addition to news and other information about our company, we make available on our website our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after we electronically file this material with, or furnish it to, the Securities and Exchange Commission and copies of our Code of Ethics. The information available on our website is provided for convenience only and is not incorporated into this Report.

You may also request a copy of our filings at no cost, by writing or telephoning us at:

3Power Energy Group Inc.
100 Wall Street, 21st Floor
New York, NY 10005
Telephone: 011 44 203 318 2995
Attention: Toby Durrant
Item 1A.	Risk Factors

An investment in our Company involves a risk of loss. You should carefully consider the risks described below, before you make any investment decision regarding our Company. Additional risks and uncertainties, including those generally affecting the market in which we operate or those we currently deem immaterial, may also impair our business. If any such risks actually materialize, our business, financial condition and operating results could be adversely affected. In such case, the trading price of our common stock could decline.

The following risk factors are not exhaustive and the risks discussed herein do not purport to be inclusive of all possible risks but are intended only as examples of possible investment risks.

Risks Related to Our Business

Our Auditors have issued an opinion expressing uncertainty regarding our ability to continue as a going concern.  If we are not able to continue operations, investors could lose their entire investment in our company.

We have a history of operating losses, and may continue to incur operating losses for the foreseeable future. This raises substantial doubts about our ability to continue as a going concern.  Our principal auditors have issued an opinion in their audit report dated April 14, 2011, expressing uncertainty about our ability to continue as a going concern. This means that there is substantial doubt whether we can continue as an ongoing business without additional financing and/or generating profits from our operations.  If we are unable to continue as a going concern and our Company fails, investors in our Company could lose their entire investment.

We need to raise additional capital which may not be available to us or might not be available on favorable terms.

We will need additional funds to implement our business plan as our business model requires significant capital expenditures. We will need substantially more capital to execute our business plan. Our future capital requirements will depend on a number of factors, including our ability to grow our revenues and manage our business. Our growth will depend upon our ability to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of our equity securities in private or public transactions. If we are successful in raising equity capital, because of the number and variability of factors that will determine our use of the capital, our ultimate use of the proceeds may vary substantially from our current plans.  We expect that our management will have considerable discretion over the use of equity proceeds.

Indebtedness may burden us with high interest payments and highly restrictive terms which could adversely affect our business.

As a matter of Company policy, our financial plans will limit our debt exposure to a reasonable level. However, a significant amount of indebtedness could increase the possibility that we may be unable to generate sufficient revenues to service the payments on indebtedness, when due, including principal, interest and other amounts.

The current global financial market conditions will be relevant to the Company’s ability to raise funds and make sales in the particular markets in which we will be active. While the Company believes that the opportunity exists to proceed in spite of these factors, major market disruptions, recent adverse changes in global market conditions, and the regulatory climate may affect our business.

Currency conversion and exchange rate volatility could adversely affect our financial condition.

To the extent that we need to convert United States dollars into foreign currencies for our operations, appreciation of the foreign currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations.

Our strategy for growth may include joint ventures, strategic alliances and mergers and acquisitions, which could be difficult to manage.

The successful execution of the our growth strategy may depend on many factors, including identifying suitable companies, negotiating acceptable terms, successfully consummating the corporate relationships and obtaining the required financing on acceptable terms. We may be exposed to risks that we may incorrectly assess new businesses and technologies.  We could face difficulties and unexpected costs during and after the establishment of corporate relationships.

Acquisitions may be foreign acquisitions which would add additional risks including political, regulatory and economic risks related to specific countries as well as currency risks.

We may be exposed to tax audits.

Our U.S. federal and state tax returns may be audited by the U.S. Internal Revenue Service (the “IRS”). An audit may result in the challenge and disallowance of deductions claimed by us. Further, an audit could lead to an audit of one or more of our investors and ultimately result in attempts to adjust investors’ tax returns with respect to items unrelated to us.   We are unable to guarantee the deductibility of any item that we acquire.  We will claim all deductions for federal and state income tax purposes which we reasonably believe that we are entitled to claim. In particular, we will elect to treat as an expense for tax purposes all interest, management fees, taxes and insurance. The IRS may disallow any of the various elements used in calculating our expenses, thereby reducing federal income tax benefits of an investment. To the extent that any challenge or disallowance is raised in connection with a tax return filed by an individual shareholder, the cost of any audit and/or litigation resulting there from would be born solely by the affected shareholder. In the event the IRS should disallow any of our deductions, the directors, in their sole discretion, will decide whether to contest such disallowance. No assurance can be given that in the event of such a contest the deductions would be sustained by the courts. If the disallowance of any deductions results in an underpayment of tax, investors could also be responsible for interest on the underpayments.

Because of the nature of our business and the areas in which we operate, we will require approval from foreign governments.

We will require local regulatory approval from the governments in the countries in which we operate. If we are not successful in obtaining the necessary approvals, we will not be able to distribute electricity in those regions. Local and in some cases central governmental approval for the installation and the connection of power plants is a fundamental pre-condition for us to commence generating revenues.  Any delay or failure of such approval may (i) result in a substantial delay for generating revenues or (ii) block us entirely from generating revenues.

The Company will require additional capital.

The Company has a credit facility of $50 million, however, the use of proceeds will be limited for disbursement in respect of specific projects.  The Company will require additional operating capital.  Giving effect to the Seawind Companies acquisition, the Company will now require no less than $5,000,000 in additional funding in order to conduct proposed operations.  Should the Company fail to raise such funds, the Company may not be able to continue operations.

To implement its proposed initial wind energy projects, the Company requires capital both to acquire and develop initial project rights and to finance construction. The Company will enter into land lease agreements that will bind it to make payments irrespective of whether projects are realized and until such arrangements can be legitimately broken.  Furthermore, the Company may be required to make compensatory payments or provide local amenities under its licensing to local communities which will also occur as liabilities irrespective of project realization. To construct the projects, it is necessary for the Company to secure commercial debt finance at normal market rates. Achieving this requires the Company to secure firm sales agreements for its power production. Failure to do so may result in the company achieving lower than anticipated levels of debt and therefore a requirement for additional capital or substantially reduce the predicted investment returns. In the normal conduct of its wind business, the Company will be exposed to currency risk. Project acquisitions, leases and local operating costs may all have a negative effect on the project economics increasing capital requirements but local power sales may mitigate this.

In order to commence operations on all of the Company’s currently contemplated solar power plant projects, the Company would be required to raise 15,000,000 Euros (approximately US$20 million) to acquire definitive licenses to own and operate solar parks, and then organize construction bridge loans to pay for the construction of the solar parks.

Risks Related to our Industry

Existing regulations, and changes to such regulations, may present technical, regulatory and economic barriers to the purchase and use of solar power products.

Installation of solar power systems are subject to oversight and regulation in accordance with national and local ordinances, building codes, zoning, environmental protection regulation, utility interconnection requirements for metering and other rules and regulations. We must insure that systems comply with varying standards.

In Italy, for example, the Company will require approval from certain government authorities in order to connect to Italy’s National Electricity Transmission Grid.  The generation of electricity in Italy is regulated by the Autorità per l'energia elettrica e il gas (the Italian Regulatory Authority for Electricity and Gas).  Changes in government regulations could reduce or eliminate our ability to profitably operate.

In relation to the development of wind parks, it is not unusual for countries to try and support the development of a domestic equipment supply industry by regulating that equipment must have a certain element of locally supplied content or applying higher importation duties. If such regulations are adopted, this severely limits the choice of generating plant and the lack of market competition results in higher pricing. Both these factors adversely affect project economics.

The price and availability of land on which to construct solar, wind or biomass power plants will impact our ability to commence operations.

In order to commence operations of a facility producing energy, the Company will need to acquire or lease suitable land.  The Company may have to pay significant premiums in order to persuade land owners or landlords to permit the Company to utilize suitable land for purposes of solar, wind or biomass energy production.  There is inherent uncertainty whether sufficient suitable land will be available to the Company at reasonable prices to acquire or lease.  If the Company cannot acquire or lease land which is suitable for solar or wind energy production, the Company’s business model could be significantly impaired.

Reductions in Italian incentives for the solar industry may adversely impact our business.

Once an operational solar power plant has been constructed in Italy, the Company will require the approval of the Gestore dei Servizi Elettrici (GSE) in order to receive production incentives for solar power.  The GSE is a publicly-owned company which promotes and supports renewable energy in Italy.  Over the past five years, Italy has had some of the world’s most generous incentives for the construction of solar power plants, and continues to have relatively high incentives.  Cuts in these incentives could impact the profitability of the Company.

Wind energy project revenues are dependent on suitable meteorological and atmospheric conditions.

The energy and revenues generated at a wind energy project are dependent on meteorological and atmospheric conditions which are variable and difficult to predict. Wind energy turbines will operate efficiently within certain dynamic ranges with high variance. There is no assurance that the potential wind energy can be captured by the turbines. Even after wind feasibility assessments, actual conditions at a project location may not perform sufficiently to meet projected energy generation levels, which could adversely affect the Company.

Natural disasters may disrupt the production of power.

Natural disasters, including but not limited to earthquakes and tsunamis are sources of potential damage to installed wind turbines.  Earthquakes cause general infrastructure damage which can result in loss of grid connection and also impairs the logistical support for construction, operation and maintenance of wind parks.  Lightening strikes can damage blades.  In addition, volcanic eruptions and ash clouds can affect performance.

The availability of suitable construction equipment could adversely impact operations.

The construction and operation of wind farms requires the use of large cranes which are not always generally available in the market. If such equipment is required and not available, this may delay repair or replacement and lead to loss of energy production and revenues.

The wind power energy industry regulatory environment could be adverse to the business of the Company.

Wind energy projects are subject to extensive regulation by governmental authorities.  Failure to comply with environmental standards and requirements or with other regulatory standards may result in the denial of licenses or may subject the Company to regulatory enforcement actions.  Legal challenges or enforcement actions, even if successfully defended, can be expensive to defend and may result in substantial delays in the completion of a power plant projects.  Delays in obtaining, or failure to obtain and maintain in full force and effect, any and all applicable regulatory approvals or failure to satisfy ongoing regulatory requirements may have a material adverse effect on the Company’s business, results of operations and financial condition.

Many operational factors could adversely affect wind power energy production and impair revenue generation.

The quantity of electricity generated by a wind turbine depends upon many factors in addition to the availability of sufficient quality wind.  Ancillary factors include turbine durability, reduction of aerodynamic efficiency over time due to wear and tear on the wind turbine, corruption of turbine blades due to icing, insect and bird contact, particulates.  In addition, the Company may have to shut down turbines for ordinary course of business maintenance and for purposes of protection from severe weather conditions. Unscheduled maintenance may require spare parts not immediately available in the country of operation.  General electrical grid and transmission network interruptions can also adversely affect the amount of electricity a wind turbine can deliver.  Any and all of these factors could have a material adverse effect on the Company’s business, results of operations and financial condition.

Reliance on third parties may adversely affect the business of the Company.

The business of wind energy projects requires substantial reliance on third parties which cannot be predicted with certainty which may adversely affect the business of the Company.  The Company’s business model requires management to continuously identify and close new customer wind energy projects on an ongoing basis.  Wind power development projects dependent upon multiple third parties, including acquisition of rights to utilize property and receipt of all required licenses and permits.  Development activity will require additional investment and/or financing in order to grow the Company’s market position.  The Company may experience unforeseen problems in development of projects.  Significant expense may be incurred by the Company with respect to obtaining permits as well as legal and other services, before the Company can determine whether a site is environmentally or economically feasible.  Additional significant expenses, such as environmental impact studies, may also be incurred by the Company prior to generation of any revenues.  Changes in regulation, changes in energy prices, local opposition to projects, or failure to obtain regulatory and transmission approvals and permits could all have a material adverse affect on the business of the Company.

The availability of economically viable conditions for wind power projects may be limited and inability of the Company to identify or acquire qualified projects may impair growth.

Wind energy projects can be constructed only in locations with suitable commercial conditions as well as sufficient wind conditions. Appropriate commercial conditions include access to land, connection capability to the local grid and transmission network, and a reasonable regulatory regime with respect to economically viable provision of wind power energy to end-users. If the Company is unable to identify or obtain economically viable projects with satisfactory underlying commercial conditions for the generation of wind power, it could have a material adverse effect on the business, results of operations, and financial condition of the Company.

The Company is operating in a highly competitive environment

Conventional utility companies dominate energy production.  Coal remains the dominant industry resource for generation of electricity followed by nuclear, oil and natural gas.  The Company expects that competition for wind power energy segment will soon arise from conventional utility producers of electricity.

There is also intense competition within the wind power generation market which is attracting new entrants.  Competitors may be able to respond more quickly with new and emerging technologies and be more responsive to dynamically evolving customer requirements.  Competitors may also be able to devote greater resources to the acquisition and disposition of wind energy projects than the Company can.  Current and potential competitors may make strategic acquisitions or establish alliances to enhance their competitive capability.  It is possible that new competitors or alliances among competitors may arise and dilute market share available to the Company which would adversely affect the Company’s business, results of operations and financial condition.

Public opposition toward wind power may make it more difficult to obtain and maintain necessary permits which could adversely affect Company business plans.

Public opposition toward wind power may make it more difficult to obtain and maintain necessary permits and authorizations required to develop or maintain a wind power generation facilities.  Public opposition to wind power generation facilities has been increasing.  Public opposition may lead to legal challenges that may result in the invalidation of a permit or, in certain cases, the dismantling of an existing wind power facility as well as increased cost and delays. Reduced acceptance of wind power facilities by local communities, an increase in the number of legal challenges or an unfavorable trend in the outcome of these challenges could prevent the Company from initiating or implementing its business plans, which would have a material adverse effect on the Company’s business, results of operations and financial condition.

Unavailability of grid connections and transmission networks could cause loss of revenues.

Wind power facility connections to grids and transmission networks may fail or experience downtime, which could cause loss of revenues.  Transmission networks may experience congestion, outages or technical incidents, and operators of these networks may fail to meet their contractual transmission obligations or terminate contracts.  If the interconnection or transmission agreements are terminated, the Company may not be able to replace such agreement on terms as favorable as the prior arrangement or at all, or the Company may experience significant delays or costs in connection with securing a replacement agreement.  If an electrical grid or network to which one or more of wind power facility is connected experiences “down time,” the affected wind power facility may lose revenue and be exposed to non-performance penalties and claims from its customers.  Such actions may include claims for damages incurred by customers, such as the additional cost of acquiring alternative electricity supply at then-current spot market rates. The owners of the grid or network will not usually compensate electricity generators, including wind power facilities, for lost income due to down time.

Geopolitical conditions and global economic factors may adversely affect the Company.

Company operating results may be adversely affected by the uncertain geopolitical conditions and global economic factors.   Adverse factors affecting economic conditions worldwide have contributed to a general inconsistency in the power industry and may continue to adversely impact the Company business, resulting in reduced demand for electricity as a result of a decrease in spending by customers and potential customers; increased price competition for electricity, and higher overhead costs as a percentage of revenues.  The uncertainty of the international economic situation, civil unrest, terrorist activity and military actions may continue to adversely affect global economic conditions.  Economic and market conditions could deteriorate as a result of any of the foregoing reasons.  The Company may experience material adverse effects upon its business, operating results, and financial condition as a consequence of the above factors or otherwise.

In Chile specifically, there is always the potential that the Company could be denied natural fossil fuels which would instead be used to feed existing thermal power plants.  In this case power outages would cause wind projects to shut down due to grid instability.

Failure to obtain sufficient grid and network connections would adversely affect the Company.

Grid connections and access to transmission networks will be critical to development of wind power projects; failure to obtain sufficient grid and network connections would adversely affect Company operations and financial performance.  Wind power facility operators will be dependent on grid connections and electric transmission networks owned and operated by third parties.  If such connections and networks are not available or reliable, the value of Company wind power projects may be adversely affected.  The capacity of the local transmission networks may be subject to limitations. Owners of network may require expensive and time consuming special interconnection standards.  The Company may be required to pay some or all of the costs of improving existing transmission facilities to support the additional electricity that a wind power facility will deliver into the network. The economic viability of certain wind power projects will depend on whether it is possible to interconnect with transmission networks at reasonable cost.  Some wind power facilities may be located in remote areas with limited transmission networks where intense competition may exists for access and carrying capacity on existing transmission facilities.

Wind power facilities will be required to meet technical specifications in order to be connected to the transmission network. If any wind power facility does not meet, or ceases to comply with, such specifications, the Company may not be able to connect, to or remain connected, to the transmission network.  The Company may also incur liabilities and penalties, including disconnection from the network, if the transmission of electricity by one or more of wind power facilities does not comply with applicable technical requirements. In the agreements with respect to connecting to the existing electricity transmission network between wind power facilities and the applicable transmission owner or operator, the transmission owner or operator generally retains the right to interrupt or curtail transmission deliveries if required to maintain the reliability of the transmission network, which could adversely affect the Company’s business, results of operations and financial condition.

Agreements with affiliated entities present conflicts of interests.

The Company may enter into agreements with strategic alliance entities in which Company officers or directors will render services and have a direct or indirect financial interest.  The Company expects to enter into transactions involving significant amounts of capital with these affiliated entities. Prior to the execution of agreements, the Company’s Board of Directors must determine that the terms and conditions of these agreements are no less favorable to the Company than what would be negotiated in an arm’s length transaction.  The Company officers and directors owe the Company a fiduciary responsibility. If it is determined that Company officers and directors breached their fiduciary obligation, these officers may be required to resign in which case, Company operations will be significantly impaired.  The Company may also face shareholder derivative actions in connection with these activities.

Conflicts of interests may develop between Company officers, directors and affiliates.

Subject to compliance with applicable laws and legal doctrines of corporate loyalty, officers and directors of the Company may identify new wind projects or choose to otherwise develop wind projects outside of the Company.  Members of the Board or officers who may be subject to conflicts shall not be involved in deliberation or voting by the Board with respect to such projects.

Risks Related To Investing In Our Common Shares

We do not anticipate paying cash dividends.

We do not anticipate paying cash dividends in the foreseeable future. We intend to retain any cash flow we generate for investment in our business. Accordingly, our common stock may not be suitable for investors who are seeking current income from dividends.  Any determination to pay dividends on our common stock in the future will be at the discretion of our board of directors.

Because the market for our common shares is limited, investors may not be able to resell their common shares.

Our common shares trade on the Over-the-Counter-Bulletin-Board quotation system. Trading in our shares has historically been subject to very low volumes and wide disparity in pricing. Investors may not be able to sell or trade their common shares because of thin volume and volatile pricing with the consequence that they may have to hold your shares for an indefinite period of time.

There are legal restrictions on the resale of the common shares offered, including penny stock regulations under the U.S. Federal Securities Laws.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, our shareholders may find it more difficult to sell their shares.

If we raise additional funds through the issuance of equity or convertible debt securities, your ownership will be diluted.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by existing shareholders will be reduced, new securities may contain certain rights, preferences or privileges that are senior to those of our common shares.  Furthermore, any additional equity financing may be dilutive to shareholders, and debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to certain business matters.

Grants of stock options and other rights to our employees may dilute your stock ownership.

We plan to attract and retain employees in part by offering stock options and other purchase rights for a significant number of common shares. We have granted stock options to certain officers and directors.  The issuance of common shares pursuant to these options, and options issued in the future, will have the effect of reducing the percentage of ownership in us of our then existing shareholders.

Our stock price may be volatile and market movements may adversely affect your investment.

The market price of our stock may fluctuate substantially due to a variety of factors, many of which are beyond our control. The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our stock. Future sales of our common shares by our shareholders could depress the price of our stock.

The Company is not required to file Current and Periodic Reports with the U.S. Securities and Exchange Commission and the Company’s status as a voluntary filer may have consequences for investors’ ability to access relevant and timely information about the Company.

The Company is a “voluntary filer” with the U.S. Securities and Exchange Commission.  This means that the Company is not required to file Current and Periodic Reports with the U.S. Securities and Exchange Commission.  The Company is not a fully reporting company that is subject to review under Section 408 of the Sarbanes-Oxley Act of 2002.  Furthermore, the Company is not subject to the going private rules and certain tender offer regulations, and the beneficial holders of the Company’s securities do not need to report on acquisitions or depositions of the Company’s securities or their plans regarding their influence and control over the Company.  Therefore the Company’s status a voluntary filer reduces investors’ rights to access significant information regarding the Company and its controlling shareholders.

The Company’s status as a voluntary filer could lead to its removal from the over the counter bulletin board.

The Company’s voluntary filer status may lead to its removal from the over the counter bulletin board, as Rule 6530 of the Financial Industry Regulatory Authority provides that issuers must be required to file reports pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 in order to remain listed.

Item 2.	Financial Information

Selected Financial Data

Pursuant to permissive authority under Regulation S-K, Rule 301, we have omitted selected financial data.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this Report. This Report contains certain forward-looking statements and the Company's future operating results could differ materially from those discussed herein. Certain statements contained in this Report, including, without limitation, statements containing the words “believes”, “anticipates,” “expects” and the like, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, as the Company intends to issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, the Company is ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments, except as required by the Exchange Act.

Plan of Operation

The Company is a development stage business planning to develop construct and operate wind energy power plants, solar photovoltaic power plants, biomass power plants and other renewable technologies. It will sell the power produced to private and utility customers.   In regard to our wind energy power plant business, we intend to commence operations in South America with wind energy projects in Chile.  We intend to acquire the development rights to build two wind energy projects, with a total capacity of 58MW and expect that first power-to-grid will be achieved in the first quarter of 2012.  We intend to enter into sub-contractor arrangements with high quality and expert Chilean companies and organizations to provide the engineering, construction, procurement, installation and commissioning of the projects.  We intend to enter into long term operating and maintenance agreements with the wind turbine equipment supplier.  Our Company will sell the energy under power purchase agreements to private customers, in the public spot-price market, or a combination of both.  We intend to increase our wind energy project portfolio in Chile further by acquiring the development rights to build other attractive projects and in parallel expect to undertake project development of green-field sites.  We intend to expand our wind energy operations in other Latin American countries by entering into strategic alliances with local partners to create a strong local presence in countries such as Peru, Ecuador and Argentina, and create a wind energy portfolio through a combination of acquiring the development rights to wind energy projects, and carrying out project development of green-field sites.  We anticipate expanding our wind energy operations into Asia through strategic alliances with local partners and by acquiring the development rights to build suitable wind energy projects.

We anticipate that our solar energy power plant business will do business mainly in Europe.  We expect our Company will operate photovoltaic energy production parks in which solar electrical power is produced for sale to local electrical grids. We intend to enter into strategic alliances and sub-contractor arrangements with other companies and organizations with respect to engineering, construction, procurement and installation as well as companies engaged in the manufacture and/or assembly of solar modules.

The Company presently faces a number of challenges, including raising additional capital, indentifying commercially viable qualified projects, obtaining rights and licenses for development, interacting with local governments, indentifying and entering into agreements with appropriate subcontractors for the development and operation of our energy production facilities, and hiring and retaining qualified staff.

Financial Information in this Report

The Seawind Acquisition by our Company is for accounting purposes treated as a reverse acquisition where Seawind Services is the accounting survivor.  As such, all financial information discussed and presented herein is the historical and current information pertaining only to Seawind Services except as otherwise indicated.  The financial statements and notes included as part of this Report pertain only to Seawind Services as the accounting survivor and disregard the historical financial statements filed by our Company prior to the Seawind Acquisition.

Results of Operations

Sales, Income and Expenses

During the fiscal year ended March 31, 2010 (audited), the Company had net sales of $8,609,055, as compared to net sales of $14,963,161 for the fiscal year ended March 31, 2009.  The cost of the goods sold in 2010 was $7,685,617, with selling, general and administrative expenses of $862,841.  Total costs and expenses for the fiscal year ended March 31, 2010 were $8,548,458, and net income was $47,617.  In 2009, the cost of the goods sold was $14,341,929 with selling, general and administrative expenses of $518,785.  Total costs and expenses for the fiscal year ended March 31, 2009 were $14,859,564, and net income was $151,223.

During the nine month period ended December 31, 2010, the Company had sales of $5,725,149, as compared to net sales of $8,347,442 for the nine month period ended December 31, 2009.  The cost of the sales in the nine month period ended December 31, 2010 included purchases totaling $2,055,143, an opening WIP of $217,683, wages and salaries in the amount of $1,345,159, sales promotion in the amount of $740, and miscellaneous expenses in the amount of $636,546.

Liquidity and capital resources

As of the fiscal year ended March 31, 2010 (audited), the Company had total assets of $2,835,326, as opposed to total assets of $5,280,324 at March 31, 2009.  As of the fiscal year ended March 31, 2010 (audited), the Company’s assets consisted of $959,499 in cash and cash equivalents, $1,661,642 in accounts receivable, $212,921 in work in progress and $1,064 in property and equipment.  As of the fiscal year ended March 31, 2010 (audited), the Company’s assets consisted of $2,128,130 in cash and cash equivalents and $3,151,994 in accounts receivable.

As of March 31, 2010, the Company’s total liabilities were $2,373,622, compared to total liabilities of $4,887,313 as of March 31, 2009.

As of the nine month period ended December 31, 2010 (unaudited), the Company had total assets of $4,841,948, as opposed to total assets of $5,043,593 as of the nine month period ended December 31, 2009 (unaudited).  As of the nine month period ended December 31, 2010 (unaudited), the Company’s assets consisted of $392,822 in cash, $4,573,224 in accounts receivable, $0 in work in progress and $1,092 in property and equipment.  As of the nine month period ended December 31, 2009 (unaudited), the Company’s assets consisted of $2,506,030 in cash and cash equivalents and $2,535,876 accounts receivable.

In addition to those debt accrued by Seawind Services, the Company will retain those debts of 3Power Energy Group incurred prior to the Seawind Acquisition.  Prior to such acquisition 3Power Energy Group had not yet generated any revenues from its business operations (Seawind Services has generated revenues).  Since inception, 3Power Energy Group Inc. had incurred total expenses of $3,640,661, including total expenses of $799,758 during the twelve months ended December 31, 2010.

Through December 31, 2010, 3Power Energy Group Inc.’s primary source of capital was loans from Rudana Investment Group AG (“Rudana”).  In addition, 3Power Energy Group Inc. received loans from CRG Finance AG, and the sale of rights to a power plant.   3Power Energy Group has received loans from CRG Finance AG in the amount of 470,000 Euros (US$660,073) and proceeds from the sale of rights to a one-megawatt power plant in Italy during the first quarter 2010 in the amount of 179,630 Euros (US$242,921).

To date, 3Power Energy Group has received loans in aggregate of $1,034,592 from Rudana (the “Shareholder Loans”). The Shareholder Loans include $313,064 loaned by Rudana and $721,528 in 3Power Energy Group invoices paid by Rudana, which amounts are offset by reimbursements to Rudana of $823,448 and payments of $14,730 made by 3Power Energy Group on behalf of Rudana.  The current net total of the Shareholder Loans from Rudana is $196,414. 3Power Energy Group has used the proceeds from the Shareholder Loans for general corporate purposes. The Shareholder Loans have an interest rate of seven and a half percent (7.5%) per annum, which together with the principal amount shall be repayable thirty (30) days after demand by Rudana. In connection with the Shareholder Loans, 3Power Energy Group intends to execute notes setting forth the terms thereof.  In addition, the Company’s accrued fees owed for management services received from Prime Asset Finance Limited, a subsidiary of Rudana, from inception through December 31, 2010 total $833,333.

Our pre-operational activities to date have consumed substantial amounts of cash.  Our negative cash flow from operations is expected to continue and to accelerate in the foreseeable future as the Company invests in capital expenditures to commence operations.

We will need to raise additional capital to implement our new business plan and continue operations for any length of time.  We are seeking alternative sources of financing, through private placement of securities and loans from our shareholders in order for us to maintain our operations.  We cannot guarantee that we will be successful in raising additional cash resources for our operations.  Rudana, a shareholder of the Company, has loaned the Company funds for operations in the past, and has indicated that it will continue to loan funds as their financial circumstances may permit.  Rudana, however, is under no obligation to make additional loans in the future.

Our future capital requirements will depend on a number of factors, including our ability to grow our revenues and manage our business. Our growth will depend upon our ability to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of our equity securities in private or public transactions. If we are successful in raising equity capital, because of the number and variability of factors that will determine our use of the capital, our ultimate use of the proceeds may vary substantially from our current plans.  Global financial market conditions will be relevant to the Company’s ability to raise funds and make sales in the particular markets in which we will be active. While the Company believes that the opportunity exists to proceed in spite of these factors, major market disruptions, recent adverse changes in global market conditions, and the regulatory climate may affect our business.

The Company will require no less than $2,000,000 in additional funding in order to conduct proposed operations for the next year.  Should the Company fail to raise such funds, the Company will not be able to commence construction of the solar power plants. In order to commence construction on all of the Company’s currently contemplated projects, the Company would be required to raise 15,000,000 Euros (approximately $19,220,000) to acquire definitive licenses to own and operate solar parks, and then organize construction bridge loans to pay for the construction of the solar parks.

Credit Facility

On March 10, 2011, the Company entered into a Financing and Security Agreement with CR&P Holding S.p.A., an Italian investment group, with respect to a $50 million credit facility.  The Company intends to use the credit facility to finance photovoltaic, wind and hydro power plant development projects and prospective acquisitions in Italy, France, Greece, Turkey, Albania and Chile.  The proceeds of the credit facility will principally be utilized to finance the equity portion of the first projects from the Company’s existing pipeline as well as to cover some of the Company’s operational expenses and predevelopment costs.  The loan pursuant to the credit facility is being made available to the Company at a fixed rate of 5% per annum for a period of 10 years.  In addition, the lender will also receive 20% of the annual net profits derived from each project for the duration of the loan.  The loan will be secured by the assets of each special purpose project subsidiary holding company.  Each draw of the loan amount by the Company will be subject to customary due diligence by the lender.  The Company’s management is coordinating with CR&P in regard to the selected projects details and use of loan proceeds information in order to finalize the loan proceeds disbursement plans.  The credit facility will be activated as and when the Company and CR&P agree upon the use of proceeds for the selected projects.

Plant and Equipment

The Company does not expect to make direct expenditures on products and equipment.  The Company will pursue its projects through affiliates.

Employees

As of May 13, 2011, the Company has five senior management employees.

Research and Development

The Company has not expended significant amounts on research and development.  The Company intends to assess prospective research and development undertakings during the foreseeable future and allocate a budget accordingly.

Off Balance Sheet Arrangements

As of December 31, 2010, we did not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Management Services Agreement

The Company expects to enter into an agreement with Capital Trust Holding AG (“CTH”), a company with its principal place of business in Switzerland. Under the terms of the proposed agreement, CTH will assist and advise the Company on developing strategic plans for inception of operations, preparing acquisition growth plans, identifying potential acquisition candidates, initiating discussion with potential acquisition candidates and strategic alliance partners, analyzing the financial implications of potential acquisitions and strategic alliances; negotiating terms and conditions of transactions and strategic alliances; outlining and managing the due diligence process; developing strategies to maximize revenue and corporate value including growth through sales, utilizing alternative distribution channels and enhancing marketing programs and providing support for investor relations programs.  Under the terms of the proposed agreement, the Company will pay management services fees of $25,000 per month to CTH. In addition, CTH will be compensated in the amount of 8% of the total transaction value of any merger or acquisition.  The Company believes that the services of CTH have been valuable with respect to initiation of operations and activities, particularly in regard to establishing our initial strategic alliances and recruiting our highly qualified senior management team and introducing the Company to prospective customers.  The Company’s prior management services agreement with Prime Asset Finance Ltd., a U.K. company, has been terminated.

Project Acquisition Agreement

Power Andina Limited

The Company has entered into an acquisition agreement with Power Andina Limited (“PAL”), to acquire a 49MW wind energy project in Chile consisting of thirty two turbine locations (the “PAL1 Project”).   PAL has already obtained and/or is in the process of finalizing the necessary agreements, permits, wind measurement data, and all other requisites necessary for the PAL1 Project.  PAL has agreed to complete the development of the PAL1 Project through the stage where all required construction permits are obtained and in order.  PAL shall then provide support services to the Company throughout the construction stage in all matters related to permits and consents.  The PAL1 Project and all ancillary rights, agreements, permits, data and other requisites for the construction and connection to the electrical grid shall be vested in the Company by transferring the PAL1 Project to 3Power Energia S.A., a Chilean registered company.

Project Acquisition Option Agreement

Power Andina Limited

The Company has entered into an option agreement with Power Andina Limited (“PAL”), to acquire a 9MW wind energy project in Chile consisting of six turbine locations (the “PAL2 Project”).   PAL has already obtained and/or is in the process of finalizing the necessary agreements, permits, wind measurement data, and all other requisites necessary for the Project. PAL shall then provide support services to the Company throughout the construction stage in all matters related to permits and consents.  Upon exercise of the option by the Company under the PAL agreement, the PAL2 Project and all ancillary rights, agreements, permits, data and other requisites for the construction and connection to the electrical grid shall be vested in the Company by transferring the PAL2 Project to a new Company wholly-owned subsidiary, 3Power Energia S.A., a Chilean registered company.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

 We did not have any operations which implicated market risk as of the end of the latest fiscal year.  We expect that our planned operations will engender market risk, particularly with respect to interest rate risk, foreign currency exchange rate risk, commodity price risk (in regard to our prospective customer base), and other relevant market risks, such as equity price risk.  We intend to implement an analysis and assessment program which will on a regular basis determine exposures of our Company to such risks.  We expect to report the results of all such quantitative and qualitative risk assessments prior to entering into any material agreements, and on a regular monthly and annual basis to our Audit Committee so that responsive risk management measures can be discussed and actions taken to the extent reasonably feasible.

Item 3.	Properties

The Company does not own any real estate or other property.  The Company does not plan on investing directly or indirectly in real estate in the near future.  As of the date of this Report, the Company is currently utilizing office space at 100 Wall Street, New York, NY 10005.  We intend to move to new offices for our corporate headquarters in the foreseeable future.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of May 13, 2011 by (i) each director of the Company; (ii) each of the Company's officers named in the Summary Compensation Table and other key employees of our Company; (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock; and (iv) all directors and named executive officers as a group.  Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.  The percentage of ownership set forth below reflects each holder's ownership interest in 109,722,743 issued and outstanding shares of the Company's common stock after giving effect to the issuances of Common Stock in connection with the closing of the acquisition of the Seawind Companies.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Options/ Warrants	Total	Percentage of Shares Outstanding
Five Percent Shareholders

Bank Julius Baer & Co. Ltd. (1) Bahnhofstrasse 36, P.O. Box, CH-8010 Zurich	20,498,638	0	20,498,638	18.7%

Ecoserve Limited (2) Attention: Dr. Knut Unger, Director Trust Company Complex, Aieltake Road Aieltake Island, Majuro, Marshall Islands MH96960	20,000,000	0	20,000,000	18.25%

Yellow Feather Investments (3) Withfield Tower 4792 Coney Drive, Third Floor P.O. Box 1777 Belize City, Belize Attention: Denise Lopez, Director	20,000,000	0	20,000,000	18.25%

Viewpoint Investment Corporation (4) 53 rd E Street, Urbanizaion Marbella, MMG Tower, 16 th Floor Panama	19,607,843	0	19,607,843	17.9%

Executive Officers and Directors

Toby Durrant, Chief Investment Officer, Acting Chief Executive Officer, Acting Chief Financial Officer and Director (5)(6)	0	50,000	50,000	*	%

Dimitris Kazantzis, Director and Chief Engineering Officer (5)(6)	0	50,000	50,000	*	%

Riccardo Valentini, Director and Vice President of Project Development (5)(6)	0	50,000	50,000	*	%

Antonio Conte, Director (6)	0	50,000	50,000	*	%

All Officers and Directors as a Group (4 persons)	0	200,000	200,000	*	%

* less than 1%.

The mailing address for each of the listed individual is c/o 3Power Energy Group Inc., 100 Wall Street, 21 st Floor, New York, NY 10005.

(1) Holds as custodian for several indirect shareholders of the Company, as to which the Company has been advised that none of such indirect holders individually have greater than 4.9% ownership of shares of Common Stock and none of whom are subject to common control or group control over decision-making with respect to voting or disposition of such interests.

(2) Former sole shareholder of Seawind Energy Limited.

(3) Assignee of shares of Company Common Stock from former sole shareholder of Seawind Energy Limited.

(4) Shares issued by the Company in respect of US$1 million fee payable in Company Common Stock at 85% of closing price on January 25, 2011.

(5) The Company expects to grant the officer an incentive option package in the foreseeable future.

(6) Options issued in respect of services as a director of the Company.  All such options shall vest and become exercisable six months from the date of grant at a purchase price equal to the Closing price of the Company’s Common Stock on May 13, 2011.

The Company is not aware of any pledges of any shares, options or warrants by any of the individuals or entities listed above.

Changes in Control

As of the date of filing of this Report, the Company is unaware of any arrangement which may result in a change in a change of control.

Item 5.	Directors, Executive Officers and Key Employees

The following table presents information with respect to our officers, directors and significant employees as of May 13, 2011:

Name	Age	Position
Toby Durrant	38	Chief Investment Officer, Acting Chief Executive Officer, Acting Chief Financial Officer and Director
Riccardo Valentini	39	Director and Vice President of Project Development
Dimitris Kazantzis	50	Director
Antonio Conte	46	Director
James Wilson	49	Chief Executive Officer of Seawind Services
Timothy Adams	45	Chief Operating Officer of Seawind Services

Each director serves until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified.

Set forth below is biographical information regarding the current officers, directors and significant employees of the Company as of May 13, 2011.

Officers and Directors of the Company

Toby Durrant.   Mr. Durrant has served as the Company’s Chief Investment Officer since January 26, 2011, has served as the Company’s Acting Chief Executive Officer and Acting Chief Financial Officer since February 25, 2011, and has served as a member of the Company’s Board of Directors since April 14, 2011.  Mr. Durrant is the founder and managing director of Liberton Worldwide Limited, a business consultancy based in the United Kingdom which advises cleantech companies on corporate strategy.  He has served in this position since 2010.  Previously, Mr. Durrant was employed from 2006-2009 by Hichens, Harrison & Co./Religare Capital Markets, a stockbrokerage and corporate advisory business.  He began advising the company on strategy before being made a Managing Director in 2007, where he was responsible for the international development of the business.  In 2008, Mr. Durrant was appointed Chief Executive Officer of Religare Capital Markets, after an acquisition and name change.  Between 2001 and 2006, Mr. Durrant was the co-founder and director of Square Mile Solutions Limited, a consultancy firm based in the City of London which advised and implemented new business strategies for financial institutions.

Dimitris Kazantzis. Mr. Kazantzis has served as a member of the Company’s Board and as Chief Engineering Officer since May 13, 2011.  Mr. Kazantzis has served as the co-founder, chief executive officer and engineering director of Hellenic Technologies since 1988.  He has over 25 years experience in complete development cycles (from the design stage to production/commissioning) for products and systems projects in Europe, South East Asia and the Gulf States.  Prior to such experience, he worked in the food industry and defense sectors in various capacities.  Mr. Kazantzis is a chartered Mechanical Engineer, with a degree from Patras University in Greece in 1983. On March 29, 2010 the Company entered into a Frame Agreement (the “Hellenic Frame Agreement”) with Hellenic Technologies.  Pursuant to the Hellenic Frame Agreement, Hellenic Technologies shall supply the Company with materials and services based on work orders delivered by the Company from time to time, in accordance with the terms and conditions of the Hellenic Frame Agreement. The companies affiliated with Mr. Kazantzis may also enter into additional agreements with the Company to provide engineering, construction and procurement services for various projects.

Riccardo Valentini.   Mr. Valentini has served as a member of the Company’s Board and as Vice President for Project Development since May 13, 2011.   Mr. Valentini is affiliated with CR&P Holding S.p.A., an Italian investment group which has provided a $50 million credit facility to the Company.  From August 2008 through the present Mr. Valentini has served as a managing partner of CRP Merchant Corporation in the areas of investment banking, mergers and acquisitions.  Mr. Valentini has primarily worked on development of energy assets with particular focus on energy production and storage in Dominican Republic, Italy, Mexico, Peru and Panama.  From June of 2007 through August 2008 Mr. Valentini was employed by Credit Suisse Private Banking in Zurich, Switzerland where he was responsible for developing assets under management for international clients.  From 2003 through 2007 Mr. Valentini worked as an independent financial advisor in Milan, Italy for international private clients.  From 2001 through 2003 Mr. Valentini was employed by UBS, New York, where he headed the Italian Desk Team and also served as head of the Sport and Entertainment Advisory Group.

Antonio Conte.   Mr. Conte has served as a member of the Company’s Board since May 13, 2011. From 2007 to the present, Mr. Conte has been affiliated with CR&P Holding S.p.A. and its predecessors, an Italian investment group which has provided a $50 million credit facility to the Company.  CR&P Holding S.p.A. is a diversified investment company based in Rome, Italy, with portfolio holdings in real estate and renewable energy with recent asset valuations in excess of 323 million Euros.  From 2006 through 2007, Mr. Conte was affiliated with Real Estate Ltd., an Italian real estate holding and service company with significant investments and property management activities in Italy.  From 2000 through 2006, Mr. Conte was the principal of New Veneta SpA, a service company with headquarters in Milan, which pursuant to acquisitions of service companies grew to have over one thousand employees and an annual turnover of approximately fifteen million Euros.  Mr. Conte holds a Doctor of Laws degree from the University Federico II of Naples, Italy.

Officers and Directors of the Seawind Energy

James Wilson.   Mr. Wilson has served as the co-founder, chief executive officer and director of the Seawind Companies since 2001.  Prior to such positions, he worked as a Production and Mechanical Engineer in the marine, shipping and defense sectors in various capacities.  He received his MBA in 1994 from Henley Management College.

Timothy Adams.   Mr. Adams has served as the co-founder, chief operating officer and director of Seawind Companies since 2001. Prior to such position, he worked as a Managing Director of Seastructures Limited a specialist marine subsea contractor engaged in diving and heavy marine construction works in Europe.  After graduation from Imperial College, London, Mr. Adams was employed by Foster Wheeler from 1987 until 2007, where he undertook a range of senior construction management roles on petrochemical and power projects in the United Kingdom and Asia.  During this period he also earned an MBA from Henley Management College, after which he was briefly responsible for corporate planning and strategic business development for Foster Wheeler’s United Kingdom group.  In addition to being a Chartered Civil Engineer, Mr. Adams is an associate of various other professional and industry bodies including the Chartered Institute of Arbitrators, the City & Guilds Institute and he is a Fellow of the Engineering Construction Industry Training Board.

Conflicts Of Interest

The officers and directors of our Company are subject to restrictions regarding opportunities which may compete with the Company's business plan.  New opportunities which are brought to the attention of the officers and directors of the Company must be presented to the Board of Directors and made available to the Company for consideration and review under principals of state law corporate opportunity doctrines.

Our Ethics Policy requires each employee to avoid any activity, investment or association that conflicts or interferes with the independent exercise of his or her judgment or actions adverse to the Company's best interests.

The Company anticipates that officers and directors of the Company will each involved with other entities and activities entities which could create a potential for conflict with the Company.  Each of these individuals will be subject to the Company’s ethics policy regarding such activities.  In particular, the Company expects to work on a contractual basis with Seawind International Ltd., a strategic alliance affiliate of Seawind Energy and Seawind Services, of whom Messrs. Wilson and Adams serve as officers and directors, and the Company may, in the future, assess the possibility of an acquisition or merger of Seawind International Ltd. pursuant to a separate agreement.  Also, the engineering companies affiliated with Mr. Kazantzis who serves as Board Member and Chief Engineering Officer of the Company, has entered into agreements relating to the provision of engineering, construction and procurement services for various Company projects.  In addition, Messrs. Valentini and Conte are affiliated with CR&P Holding S.p.A., an Italian investment group who has provided a $50 million credit facility to the Company.  None of the foregoing officers and directors shall not part in any deliberations or voting regarding the respective transactions to which they may have direct or indirect personal interests.

Transactions with Related Persons

There have been no transactions, since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at fiscal year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest, except as follows:

Each of James Wilson and Timothy Adams are officers and directors of Seawind Energy, which entered into the Seawind Acquisition with the Company.

On March 29, 2010 the Company entered into a Frame Agreement (the “Hellenic Frame Agreement”) with Hellenic Technologies Ltd., a company organized in Greece (“Hellenic Technologies”).  Pursuant to the Hellenic Frame Agreement, Hellenic Technologies shall supply the Company with certain materials based on certain work orders delivered by the Company from time to time, in accordance with the terms and conditions of the Hellenic Frame Agreement.  The Hellenic Frame Agreement memorializes certain understandings reached on February 1, 2010.  The Hellenic Frame Agreement shall continue automatically for one year renewable periods until notice of non-renewal is given.  The Company has previously arranged for the engagement of engineers to manage and supervise the Company’s photovoltaic power plant projects.  These engineers are employed by Hellenic Technologies.  The team is lead by Mr. Dimitris Kazantzis, Chief Executive Officer of Hellenic Technologies.  On May 13, 2011, Mr. Kazantzis has been appointed to the Company Board of Directors and as the Company’s Chief Engineering Officer.  Mr. Kazantzis will not participate in any deliberations or voting of the Board of Directors in respect of matters pertaining to the Hellenic Frame Agreement.

Messrs. Valentini and Conte are affiliated with CR&P Holding S.p.A., an Italian investment group who has provided a $50 million credit facility to the Company.  Messrs. Valentini and Conte will not participate in any deliberations or voting of the Board of Directors in respect of matters pertaining to the credit facility.

Involvement in Certain Legal Proceedings

To our knowledge, during the past five years, no director, person nominated to become a director, executive officer, promoter or control person of the company: (1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type or business, securities or banking activities; or (4) was found by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the executive officers and directors, and persons who beneficially own more than 10% of the equity securities of reporting companies, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company, however, is a “voluntary reporting company,” and is therefore not subject to this obligation. Based solely on our review of the copies of such forms we received, we believe that during the year ended March 31, 2011, all such filing requirements applicable to our Company were complied with, except that reports were filed late by the following persons:

Name	Number of Late Reports	Transactions Not Timely Reported	Known Failures to File a Required Form
Rudana Investment Group AG	5	5	0

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  To the knowledge of the Company, there have been no reported violations of the Code of Ethics.  In the event of any future amendments to, or waivers from, the provisions of the Code of Ethics, we intend to describe on our Internet website, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

Under the Ethics Policy, no employee, or any member of employee's immediate family, is permitted to accept money, gifts of other than nominal value, unusual entertainment, loans, or any other preferential treatment from any customer or supplier of the Company where any obligation may be incurred or implied on the giver or the receiver or where the intent is to prejudice the recipient in favor of the provider. Likewise, no employee is permitted to give money, gifts of other than nominal value, unusual entertainment or preferential treatment to any customer or supplier of the Company, or any employee or family members thereof, where any obligation might be incurred or implied, or where the intent is to prejudice the recipient in favor of the Company.  No directors, officers or employees are permitted to solicit or accept kickbacks, whether in the form of money, goods, services or otherwise, as a means of influencing or rewarding any decision or action taken by a foreign or domestic vendor, customer, business partner, government employee or other person whose position may affect the Company's business.  No employee is permitted to use Company property, services, equipment or business for personal gain or benefit. Employees may not act on behalf of, or own a substantial interest in, any company or firm that does business, or competes, with the Company, or conduct business on behalf of the Company with any company or firm in which the employee or a family member has a substantial interest or affiliation. Exceptions require advance written approval from the Chief Financial Officer.  Employees must not personally benefit from outside endeavor as a result of their employment by the Company.   Other than the provisions of our Ethics Policy governing conflicts of interest, we have not adopted a specific conflicts of interest policy.

Board Committees

Audit Committee

Audit committee functions are performed by our entire board of directors.  Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and (5) funding for the outside auditory and any outside advisors engagement by the audit committee.  The audit committee does not have a charter, but anticipates adopting one in the immediate future.

Audit Committee Financial Expert

None of our directors or officers have the qualifications or experience to be considered a financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not yet warranted. We intend to appoint an audit committee financial expert during the foreseeable future.

Disclosure Committee

Disclosure committee functions are performed by our entire board of directors.

Director Independence

None of the members of the Company’s Board may be deemed to be independent. The Company has adopted the standards for independence contained in the Nasdaq Marketplaces Rules, Rule 4350(d) and Rule 4200(a)(15).

Compensation Committee

Compensation committee functions are performed by our entire Board. The Board does not have a charter or other formal policies regarding compensation.  The Company paid no compensation during 2010.  The Board anticipates adopting a charter or other formal policies regarding compensation following the Closing.

Board Meetings and Committees; Annual Meeting Attendance

The Board had only one member during 2010 and all actions were taken by written consent.  The Company did not hold an annual meeting of the Company’s security holders during 2010.

Shareholder Communications

Any shareholder may communicate directly to the Board by sending a letter to the Company’s address of record.

Item 6.	Executive Compensation

Summary Compensation Table (1)

Name and Principal Position	Year	Salary	Option Awards	Total

Toby Durrant,	2011	$0	$0	$0
Chief Operating Officer, Acting Chief Executive, Acting Chief Financial Officer and Director (2)	2010	$0	$0	$0

Olivier de Vergnies,	2011	$0	$0	$0
Director, Acting Chief Executive Officer and Acting Chief Financial Officer (3)	2010	$0	$0	$0

(1) The table reflects each of the Company’s fiscal years ending December 31, 2010 and December 31, 2009, and the period from January 1, 2011 through March 31, 2011.  Pursuant to permissive authority under S-K Rule 402(a)(5) we have omitted tables and columns where there has been no compensation awarded to, earned by, or paid to any of the named executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.  The table omits officers and directors appointed after March 31, 2011.

(2) Mr. Toby Durrant has served as the Company’s Chief Investment Officer since January 26, 2011, has served as the Company’s Acting Chief Executive Officer and Acting Chief Financial Officer since February 25, 2011, and has served as a member of the Company’s Board of Directors since April 14, 2011.  He did not serve as an officer or director during 2009 or 2010 and was not paid any compensation by the Company during such years.

(3) Mr. de Vergnies served as a Director of the Company from January 16, 2009 until February 25, 2011 and served as the Company’s Acting Chief Executive Officer and Acting Chief Financial Officer from June 19, 2009 until February 25, 2011.

Outstanding Equity Awards at Fiscal Year-End

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Olivier de Vergnies, Director Acting Chief Executive Officer and Acting Chief Financial Officer (1)	0	0	0	N/A	N/A

(1) Mr. de Vergnies served as a Director of the Company from January 16, 2009 until February 25, 2011 and served as the Company’s Acting Chief Executive Officer and Acting Chief Financial Officer from June 19, 2009 until February 25, 2011.

Compensation of Officers and Directors

Toby Durrant, Chief Investment Officer, Acting Chief Executive Officer and Acting Chief Financial Officer

Mr. Toby Durrant shall receive in compensation for his services as an officer a base salary of $150,000 per year, plus stock options and bonuses based upon (i) the amount of capital Mr. Durrant is able to raise and (ii) certain milestones to be reached, in each case in amounts as to be mutually determined by the Company and Mr. Durrant.   In addition, Mr. Durrant shall be compensated for his services as a director in the amount of $2,000 per month, plus an option grant to purchase 50,000 shares of the Company’s common stock with an exercise price equal to the market value of the Company’s common stock on the date of such grant.

Riccardo Valentini, Director and Vice President of Project Development

Mr. Riccardo Valentini shall be compensated for his services as an officer a base salary of $150,000 per year, plus benefits and bonuses in amounts to be determined by the Board.  In addition, Mr. Valentini shall be compensated and director in the amount of $2,000 per month, plus an option grant to purchase 50,000 shares of the Company’s common stock with an exercise price per share equal to the market value of the Company’s common stock per share on the date of such grant.

Dimitris Kazantzis, Director, Chief Engineering Officer

Mr. Dimitris Kazantzis shall be compensated for his services as an officer a base salary of $150,000 per year, plus benefits and bonuses in amounts to be determined by the Board.  In addition, Mr. Kazantzis shall be compensated and director in the amount of $2,000 per month, plus an option grant to purchase 50,000 shares of the Company’s common stock with an exercise price per share equal to the market value of the Company’s common stock per share on the date of such grant.

Antonio Conte, Director

Mr. Conte shall be compensated as a director in the amount of $2,000 per month, plus an option grant to purchase 50,000 shares of the Company’s common stock with an exercise price per share equal to the market value of the Company’s common stock per share on the date of such grant.

James Wilson

Mr. James Wilson shall receive a base salary of $250,000 per year, plus customary benefits and bonuses in amounts to be determined by the Board. Mr. Wilson will devote substantially all of his professional time to the management of the Company.

Timothy Adams

Mr. Timothy Adams shall receive a base salary of $250,000 per year, plus customary benefits and bonuses in amounts to be determined by the Board.  Mr. Adams will devote substantially all of his professional time to the Company.

Olivier de Vergnies

Mr. de Vergnies resigned as an officer and director on February 25, 2011.  Mr. Olivier de Vergnies did not receive compensation from the Company during 2009 or 2010.

 Equity Incentive Plan

The Company does not currently have an equity compensation plan.  The Company expects to adopt an equity incentive plan for its officers, directors and key employees during 2011 and make grants under such plan in accordance with comparable industry standards.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

Seawind Acquisition

Each of James Wilson and Timothy Adams are officers and directors of Seawind Energy, which entered into the Seawind Acquisition with the Company.

The Company has acquired Seawind Energy, and its wholly owned subsidiary Seawind Services, from the Seawind Group Shareholders in exchange for the issuance of 40,000,000 restricted shares of the Company’s common stock (the “Seawind Acquisition”).  The valuation for purposes of such acquisition was determined to be $2,400,000 on the basis of an understanding between the Company and the representatives of the Seawind Companies as of January 25, 2011, with the number of shares to be issued thereof calculated by reference to the publicly quoted closing price of the Company’s Common Stock on January 25, 2011.

Seawind Energy has become a wholly owned subsidiary of the Company.  The Stock Purchase Agreement contains conventional provisions for restricted share transactions, including customary representations and warranties given by the Seawind Group Shareholders regarding the authority to execute the Stock Purchase Agreement, valid ownership and transferable title to their shares which are unencumbered, free and clear of third party claims or conflicts contingent or otherwise, and that no consent of any party is necessary or required to effectuate the transfer.  In addition, the Seawind Group Shareholders made representations and warranties which the Company has relied upon for purposes of assessing and determining the validity of the exemption of the share issuances from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The Parties have also agreed that the Company will work with Seawind International Ltd., a strategic alliance affiliate of Seawind Energy and Seawind Services, on a contractual strategic alliance basis, and may, in the future, assess the possibility of an acquisition or merger of Seawind International Ltd. pursuant to a separate agreement.

Transactions Involving Prime Asset Finance Ltd.

The Company previously entered into an agreement with Prime Asset Finance Ltd. (“PAF”), a UK company pursuant to which the Company agreed to pay an initial services fee of $350,000 to PAF and retroactive to January 1, 2009 management services fees of $25,000 per month in respect of the management services.  All of the management fees have accrued to date and have not yet been paid.  The Company and PAF have now mutually agreed to the termination of the PAF management services agreement as of the Closing Date, however, any and all prior accrued fees and expense reimbursements shall remain due and payable to PAF.

Loans from Rudana Investment Group AG

To date, the Company has received loans in aggregate of $1,034,592 from Rudana (the “Shareholder Loans”). The Shareholder Loans include $313,064 loaned by Rudana and $721,528 in Company invoices paid by Rudana, which amounts are offset by reimbursements to Rudana of $823,448 and payments of $14,730 made by the Company on behalf of Rudana.  The current net total of the Shareholder Loans from Rudana is $196,414. The Company has used the proceeds from the Shareholder Loans for general corporate purposes. The Shareholder Loans have an interest rate of seven and a half percent (7.5%) per annum, which together with the principal amount shall be repayable thirty (30) days after demand by Rudana. In connection with the Shareholder Loans, the Company intends to execute notes setting forth the terms thereof.  In addition, the Company’s accrued fees owed for management services received from Prime Asset Finance Limited, a subsidiary of Rudana, from inception through December 31, 2010 total $833,333. The terms and conditions of these loans were approved by our Board of Directors.

Director Independence

None of the members of the Company’s Board may be deemed to be independent. The Company has adopted the standards for independence contained in the Nasdaq Marketplaces Rules, Rule 4350(d) and Rule 4200(a)(15).

Item 8.	Legal Proceedings

The Company is not, and has not been during the most recent fiscal year, a party to any legal proceedings.

On February 25, 2010, the Company received notification from Sunpower Corporation, a Delaware corporation (“SunCorp”), demanding that the Company (then known as Prime Sun Power Inc.) cease and desist from using the words “Sun Power” in its name.  SunCorp identified several U.S. and International trademark registrations of its “Sunpower” mark.  The Company subsequently received a cease and desist letter from SunCorp legal counsel on April 1, 2010 asserting rights to the name “Sun Power.”  As the Company has changed its name, this matter has now been resolved.

Item 9.	Market Price of Registrant’s Common Equity and Related Shareholder Matters

(a) Market Information.

Our shares are traded on the over-the-counter bulletin board operated by the National Association of Securities Dealers, Inc. under the symbol “PSPW”. Prior to April 15, 2008 our common stock traded on the over-the-counter bulletin board under the symbol “AFIC”. The following table sets forth for the periods indicated the high and low bid information for the Company’s common stock in U.S. Dollars. These quotations reflect only inter dealer prices, without retail mark up, mark down or commissions and may not represent actual transactions.  The following prices reflect the effects of the Company’s 6 for 1 stock dividend declared on January 22, 2008 and paid to the shareholders of record of the Company as of February 4, 2008.

	Common Stock
	High	Low
Quarter Ended March 31, 2011	.61	.06
Quarter Ended December 31, 2010	.95	.07
Quarter Ended September 30, 2010	.95	.22
Quarter Ended June 30, 2010	1.10	.65
Quarter Ended March 31, 2010	1.15	.12
Quarter Ended December 31, 2009	.25	.08
Quarter Ended September 30, 2009	.35	.07
Quarter Ended June 30, 2009	1.75	.13

(b) Holders.

At May 13, 2011 there were 13 stockholders of record of the Company’s common stock.  Company Shareholders who hold their shares in electronic format in U.S. brokerage accounts are not deemed to be separate stockholders as such shares are held of record by CEDE and Co. which is counted by the Company’s transfer agent as a single shareholder of record.

(c) Dividends.

On January 22, 2008, the Board of Directors declared the payment of a stock dividend, approving the payment of such dividend to all of the shareholders of record of the Company as of the record date of February 4, 2008.  Each shareholder received six additional shares of the Company’s common stock for each one share of the Company’s common stock which they held on the record date.  Following payment of the stock dividend, the issued and outstanding share ownership of the Company increased from 5,730,700 shares of Company common stock to 40,114,900 shares of common stock as of such date.

During the most recent fiscal year, we have not declared or paid cash dividends.  The Company does not intend to pay cash dividends on its common stock in the foreseeable future.  We anticipate retaining any earning for use in our continued development.  We are not subject to any restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent.

(d) Securities authorized for issuance under equity compensation plans

We do not have any equity compensation plans and accordingly we have no securities authorized for issuance thereunder.

Item 10.	Recent Sales of Unregistered Securities

Seawind Acquisition

The Company has acquired Seawind Energy, and its wholly owned subsidiary Seawind Services from the Seawind Group Shareholders in exchange for the issuance of 40,000,000 restricted shares of the Company’s common stock.  The valuation for purposes of such acquisition was determined to be $2,400,000 on the basis of an understanding between the Company and the representatives of the Seawind Companies as of January 25, 2011, with the number of shares to be issued thereof calculated by reference to the publicly quoted closing price of the Company’s Common Stock on January 25, 2011.  The Seawind Acquisition was made in reliance upon the exemption from Securities Act registration provided by Section 4(2) of the U.S. Securities Act, and the rules and regulations promulgated thereunder, including Rule 903 of Regulation S.  The Seawind Group Shareholders are not a U.S. person (as such term is defined in Rule 902(k) of Regulation S).

Warrant issued to Synergy Investments & Finance Holding Limited

On May 10, 2008, the Company issued a warrant to Synergy Investments & Finance Holding Limited (referred to herein as “Synergy”) in consideration for international corporate development services rendered on behalf of the Company. On May 22, 2008, the Company amended the First Warrant and issued a second warrant to Synergy (the “Second Warrant” and together with the First Warrant, the “Warrants”). The Company intends to amalgamate and amend the Warrants. The Warrants will have an exercise term of 3 years and will become exercisable only for the purchase of a number of shares equal to (i) 5% of the amount of capital raised by the Company from introductions made by Synergy, divided by (ii) the original exercise price of $1.62 per share. All other terms and conditions of the Warrants shall remain the same.  As a result of the contingent nature of the vesting of the Synergy warrant, no expense has been recognized.  We cannot guarantee that Synergy will be successful in assisting us to raise capital for our operations.  As of the date of this Report, Synergy has not raised any capital for the Company and as such no rights to purchase any shares under the terms of the Synergy Warrant have yet been granted.  Synergy has not made any firm commitment to provide financing to the Company.  The Company’s agreement with Synergy is nominally for a period of three years, however, the agreement may be terminated prior to that period so long as the Company compensates Synergy for any introductions of capital which Synergy has made.

We will need to raise additional capital to implement our new business plan and continue operations.  We are seeking alternative sources of financing, through private placement of securities and loans from our shareholders in order for us to maintain our operations.  We cannot guarantee that we will be successful in raising additional cash resources for our operations or that we will stay in business after our new business plan has commenced.

The transaction described above was made in reliance upon the exemption from Securities Act registration provided by Section 4(2) of the U.S. Securities Act, and the rules and regulations promulgated thereunder, including Rule 903 of Regulation S.  Synergy is not a U.S. person (as such term is defined in Rule 902(k) of Regulation S) and this transaction was entered into outside of the United States.

Facilitation Agreement Share Issuance

The Company has arranged with Viewpoint Investments Corp. (“Viewpoint”) to pay a $1,000,000 fee, to be paid in Company Common Stock, payable upon the closing of the acquisition of the Seawind Companies (the “Facilitation Agreement”) which occurred on May 13, 2011.  Pursuant to the Facilitation Agreement, the Company has issued 19,607,843 restricted shares of the Company’s common stock to Viewpoint in consideration for services rendered to the Company. Viewpoint assisted and advised the Company with respect to identifying, negotiating and closing the transaction with the Seawind Group of Companies.  The consideration paid to Viewpoint by the Company was deemed to be fair and reasonable by our Board of Directors with respect to the creation and enhancement of share value for all shareholders responsive to the acquisition of Seawind Energy and Seawind Services due to the efforts of Viewpoint.  The number of shares issued to Viewpoint was calculated by reference to 85% of the publicly quoted closing price of the Company’s Common Stock on January 25, 2011.  The transaction described above was made in reliance upon the exemption from Securities Act registration provided by Section 4(2) of the U.S. Securities Act, and the rules and regulations promulgated thereunder, including Rule 903 of Regulation S.  Falak Investments AG is not a U.S. person (as such term is defined in Rule 902(k) of Regulation S) and this transaction was entered into outside of the United States.

Item 11.	Description of Registrant’s Securities

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Report, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Periodic Securities & Exchange Commission Reports

The Company is a “voluntary filer” with the U.S. Securities and Exchange Commission.  This means that the Company is not required to file Current and Periodic Reports with the U.S. Securities and Exchange Commission. The Company is not a fully reporting company that is subject to review under Section 408 of the Sarbanes-Oxley Act of 2002. However, by filing this Report with the U.S. Securities and Exchange Commission, we will cease to be a voluntary filer.  We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will continue to be filed electronically. The reports we file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is StockTrans, Inc., 44 W. Lancaster Ave., Ardmore, PA 19003, telephone: (610) 649-7300.

Item 12.	Indemnification of Directors and Officers.

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article V of the Company’s Bylaws indemnifies any officer, director or control person of the Company from liability, thereby making the Company responsible for any expenses or damages incurred by such officer, director or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in negligence or misconduct in the performance of duty.

We expect that each member of the Company’s board of directors and each officer of the Company (each such individual, an “Indemnitee”) will enter into an indemnification agreement with the Company, pursuant to which the Company will indemnify Indemnitee for, and hold Indemnitee harmless from and against, any losses or expenses at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or an affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an affiliate, to the fullest extent permitted by law.

Item 13.	Financial Statements and Supplementary Data

Consolidated financial statements (audited) and audit reports thereto for Seawind Energy Limited and Seawind Services Limited with regard to the fiscal years ended March 31, 2010 and March 31, 2009, respectively are filed with this Report as Exhibit 99.2.

Unaudited financial statements for Seawind Energy Limited and Seawind Services Limited for the nine-month interim period ended December 31, 2010 are filed with this Report as Exhibit 99.3.

Pro forma financial statements of the Company giving effect to the acquisitions of Seawind Energy Limited and Seawind Services Limited on May 13, 2011 are filed with this Report as Exhibit 99.4.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

Not Applicable.
Item 15.	Financial Statements and Exhibits

(a)	Financial Statements

1.	Consolidated Financial Statements for Seawind Energy Limited and Seawind Services Limited for the fiscal years ended March 31, 2010 and March 31, 2009.
2.	Unaudited Financial Statements for Seawind Energy Limited and Seawind Services Limited for the nine-month interim period ended December 31, 2010 and pro forma Financial Statements.

(b)	Exhibit List

Exhibit	Description

Exhibit No.	Description of Exhibits

Exhibit 3.1	Certificate of Incorporation, as amended, incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 14, 2008.

Exhibit 3.3
Certificate of Amendment to Articles of Incorporation, incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 29, 2011.

Exhibit 3.4	By-Laws, as amended, incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2011.

Exhibit 10.1
Securities Purchase and Sale Agreement, dated January 9, 2008, between Rudana Investment Group AG and Viktoria Vynnyk, incorporated by reference to Exhibit 99.1 to Rudana Investment Group AG’s Schedule 13D, filed with the Securities and Exchange Commission on January 22, 2008.

Exhibit 10.2
Promissory Note issued by the Company to Rudana Investment Group AG, dated as of April 15, 2008, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2008.

Exhibit 10.3
Director’s Agreement by and between the Company and Dr. Augustine Fou, dated as of May 10, 2008, incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2008.

Exhibit 10.5
Form of Promissory Note issued by the Company to Rudana Investment Group AG, incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 19, 2008.

Exhibit 10.9
Director’s Agreement, by and between the Company and Olivier de Vergnies, dated as of January 16, 2009, incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 20, 2009.

Exhibit 10.12
Separation and Mutual Release Agreement, by and between the Company and Frank Juergens, dated as of June 19, 2009, incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 21, 2009.

Exhibit 10.13
Management Services Agreement, dated as of April 1, 2009 by and between the Company and Prime Asset Finance, incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 8, 2010.

Exhibit 10.14
Common Stock Purchase Warrant issued to Arimathea Limited, dated May 22, 2008, incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 8, 2010.

Exhibit 10.15
Amendment No. 1 to Common Stock Purchase Warrant issued to Arimathea Limited, dated May 22, 2008, incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 8, 2010.

Exhibit 10.16
Project San Paolo Transfer Agreement, by and between the Company and Alternative Solutions World S.r.l, dated as of April 7, 2009, incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on April 8, 2010.*

Exhibit 10.17
Project San Paolo Advisory Agreement, by and between the Company and Marcus Hewland LLC, dated as of April 7, 2009, incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on April 8, 2010.*

Exhibit 10.18
Project Puglia Transfer Agreement, by and between the Company and Alternative Solutions World S.r.l, dated as of April 7, 2009, incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on April 8, 2010.*

Exhibit 10.19
Project Puglia Advisory Agreement, by and between the Company and Marcus Hewland LLC, dated as of April 7, 2009, incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on April 8, 2010.*

Exhibit 10.20
Frame Agreement for PV- Plant Acquisitions, by and between GPR Global Power Resources Ltd. and the Company, dated as of November 18, 2009, incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2010.

Exhibit 10.21
Acquisition Agreement, dated as of March 2, 2010, by and between the Company and GPR Global Power Resources Ltd., incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2010.

Exhibit 10.22
Financing Agreement, dated as of March 2, 2010, by and between the Company and CRG Finance AG, incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2010.

Exhibit 10.23
Senior Promissory Note, dated as of March 2, 2010, incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2010.

Exhibit 10.24
Master Acquisition Agreement, by and between the Company, DFD Select Group Ltd. and Enway SAS, dated as of July 2, 2010, incorporated by reference to Exhibit 10.24 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 22, 2010.

Exhibit 10.25
Master Acquisition Agreement, by and between the Company and Superserve Ltd., dated as of August 20, 2010, incorporated by reference to Exhibit 10.25 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 22, 2010.

Exhibit 10.26
Financing & Security Agreement, by and between the Company and CR&P Holding S.p.A., dated as of March 10, 2011, incorporated by reference to Exhibit 10.26 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 13, 2011.

Exhibit 10.27
Stock Purchase Agreement, by and between the Company, Seawind Energy, Seawind Services and the Shareholders of Seawind Energy, dated as of May 13, 2011, incorporated by reference to Exhibit 10.27 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 13, 2011.

Exhibit 10.28
Services Agreement, by and between the Company and Seawind Services Limited, dated as of May 9, 2011, incorporated by reference to Exhibit 10.28 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 13, 2011.

Exhibit 10.29
Services Agreement, by and between Seawind Services Limited and Seawind International Limited, dated as of May 9, 2011, incorporated by reference to Exhibit 10.29 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 13, 2011.

Exhibit 10.30	Wind Energy Project Purchase Agreement, by and between the Company and Power Andina Limited, dated as of May 5, 2011.*

Exhibit 10.31	Wind Energy Project Purchase Agreement, by and between the Company and Power Andina Limited, dated as of May 16, 2011.*

Exhibit 14.1	Code of Ethics for Senior Financial Officers, incorporated by reference from the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 1, 2005.

Exhibit 21	List of Subsidiaries.

Exhibit 99.1
List of Promissory Notes entered into by and between the Company and Rudana Investment Group AG, incorporated by reference to Exhibit 99.1 to Amendment No. 1 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 8, 2010.

Exhibit 99.2	Consolidated Financial Statements for Seawind Energy Limited and Seawind Services Limited for the fiscal years ended March 31, 2010 and March 31, 2009, and audit reports thereto, respectively.

Exhibit 99.3	Consolidated Unaudited Financial Statements for Seawind Energy Limited and Seawind Services Limited for the nine-month interim period ended December 31, 2010.

Exhibit 99.4	Pro Forma Financial Statements for Seawind Energy Limited and Seawind Services Limited.

*	Portions of those exhibits marked with an asterisk have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

Item 9.01:	Financial Statements and Exhibits.

Financial Statements

Those financial statements contained in Item 13, above are incorporated into this Item by reference thereto.

Exhibits

Those Exhibits contained in Item 15, above are incorporated into this Item by reference thereto.

#         #        #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

3POWER ENERGY GROUP INC.

By:	/s/ Toby Durrant
	Name:	Toby Durrant
	Title:	Chief Investment Officer,
Acting Chief Executive Officer and Acting Chief Financial Officer

Date: May 19, 2011